UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TEAMSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	61-2235506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

214 Sullivan Street, 3B

New York, NY 10012

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an initial exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-294869

Securities to be registered pursuant to Section 12(g) of the Act:

None

Explanatory Note

This Registration Statement on Form 8-A (the “Registration Statement”) is being filed by Teamshares Inc. (the “Registrant”), formerly known as Live Oak Acquisition Corp. V, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants, each whole warrant exercisable to acquire one share of Common Stock at an initial exercise price of $11.50 per share (the “Warrants”) on The Nasdaq Stock Market LLC (“Nasdaq”). The listing is scheduled to occur at the opening of trading on June 23, 2026.

Item 1. Description of Registrant’s Securities to be Registered

The Registrant is hereby registering the Common Stock and the Warrants.

A description of the Common Stock and a description of the Warrants registered hereunder are set forth under the heading “Description of Securities of the Combined Company” in the Registrant’s definitive proxy statement/prospectus, dated as of May 27, 2026 and filed with the SEC on May 27, 2026 (File No. 333-294869), initially filed with the SEC on April 3, 2026, as subsequently amended, and is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are to be registered on Nasdaq and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2026	TEAMSHARES INC.

	By:	/s/ Michael Brown
Michael Brown
Chief Executive Officer